UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2005

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana		46240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On January 26, 2005, the Compensation Committee of the Board of Directors of Duke Realty Corporation (the “Company”) approved the granting to certain directors of dividend increase units (“Units”) and non-qualified stock options (the “Options”) to purchase shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), pursuant to the terms and conditions of the 1999 Directors’ Stock Option and Dividend Increase Unit Plan (the “Plan”). The aggregate number of Units granted to directors was 32,500, and the aggregate number of Options granted was 32,500.  The terms of the Options and Units are governed by the Plan and subject to the restrictions set forth in a standard form of notice and form of grant agreement (the “Grant Agreement”) which is delivered to each director grantee.  A copy of the form of Grant Agreement is attached hereto as Exhibit 99.1. The Company plans to use a form of notice and form of grant agreement (a copy of which is attached hereto as Exhibit 99.2) for future grants of stock options to certain key employees, including the Company’s named executive officers, pursuant to the terms and conditions of the 1995 Key Employees’ Stock Option Plan.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)         On January 26, 2004 2004, Dr. R. Glenn Hubbard was elected to the Board of Directors of Duke Realty Corporation to fill the vacancy created by the recent departure of Gary Burk.  The Board of Directors has not yet determined on which committee(s) Dr. Hubbard will serve.

Item 9.01.   Financial Statements and Exhibits.

(c)          Exhibits

99.1	Form of Notice and Grant Agreement Used for Directors of Duke Realty Corporation.
99.2	Form of Notice and Grant Agreement Used for Key Employees of Duke Realty Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

	By:	/s/ Matthew A. Cohoat
Matthew A. Cohoat
Executive Vice President and Chief Financial Officer

Dated: January 28, 2005